UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 31, 2014

ELECTRONIC SYSTEMS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-27793	91-1238077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 N. Quay St. Bldg B1 Kennewick WA	993336
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 735-9092

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition.

Electronic Systems Technology Inc. (EST) (OTCQB: ELST), dba ESTeem Wireless Modems, the manufacturer of the ESTeem product line of wireless modems, today announced sales and results of operations for the three and nine month periods ended September 30, 2014.

EST reported sales for the third quarter 2014, of $380,408, compared to sales of $574,507 for the same quarter in 2013.  For the third quarter of 2014 the Company recorded a Net Loss of $(93,804), or $(0.02) per share, compared to Net Income of $51,956, or $0.01, for the second quarter of 2013.   EST recorded a Net Loss of $(86,842) or $(0.02) per share on sales of $1,412,493 for the nine month period ended Sept 30, 2014, compared with Net Income of $54 or $0.00 per share on sales of $1,481,527 for the same period in 2013.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits

99.1	Press release, October 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

/s/ MICHAEL W. ELLER

By: Michael W. Eller

Principle Accounting Officer

Date: November 3, 2014